UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Fiduciary/Claymore MLP Opportunity Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

2455 Corporate West Drive

Lisle, Illinois 60532

September 26, 2007

RE: Fiduciary/Claymore MLP Opportunity Fund Annual Meeting of Shareholders

Dear Valued Shareholder:

We still need your help.  Since June we have been trying to reach you by mail and/or by phone.  If you have received a phone call from us we greatly apologize for the intrusion.  However, in order to hold this shareholder meeting and conduct the business of the fund we need sufficient proxy voting participation by shareholders as is required by law.

As of today there are only 19 days left until the October 15th shareholder meeting.  If you cannot attend in person please take a moment now to cast your vote.  Many shareholders have already cast their proxy vote, but it is critical to the outcome of this meeting that we receive your voting instructions. If you have voted since this letter was mailed your participation is much appreciated.

If you have any questions, need another copy of the proxy statement or to quickly vote your shares by telephone, please call 1-800-399-1581.  A live operator will answer this line and can record your voting instructions Monday — Friday 9:00 a.m. to 10:00 p.m. Eastern Time.  Alternatively, you may cast your vote by calling the touch-tone voting line found on your proxy ballot or by going to the internet address found on the same.  We have enclosed a postage-paid envelop for you to mail back your completed proxy ballot, but if possible please vote using one of the other options listed above.  We need to receive your voting instructions before October 15th.

Your vote matters and will help us to obtain the required number of votes to complete the shareholder meeting.  Please help us by taking a moment to cast your vote today.

Sincerely,

Nicholas Dalmaso

Trustee, Chief Legal and Executive Officer

Fiduciary/Claymore MLP Opportunity Fund